UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2013

MB FINANCIAL, INC.

Maryland	0-24566-01	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-4800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 29, 2013, MB Financial, Inc. (“Company”) held its 2013 Annual Meeting of Stockholders. The results of the vote at the meeting are as follows:
1) Election of Directors (each for a term of one year)

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

David P. Bolger	42,362,476	3,961,295	17,550	3,948,020
Robert S. Engelman, Jr.	45,372,918	959,567	8,836	3,948,020
Mitchell Feiger	45,408,398	923,064	9,859	3,948,020
Charles J. Gries	46,085,944	242,093	13,284	3,948,020
James N. Hallene	45,208,154	1,121,809	11,358	3,948,020
Thomas H. Harvey	45,386,618	943,195	11,508	3,948,020
Ronald D. Santo	45,744,096	587,289	9,936	3,948,020
Renee Togher	45,536,304	793,484	11,533	3,948,020

Directors are elected by a majority of the votes cast with respect to each director. Accordingly, each of the nominees named above was elected.

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,247,295	2,016,915	77,111	3,948,020

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3) Ratification of the Appointment of McGladrey LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

Votes For	Votes Against	Abstentions
49,447,621	836,903	4,817

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 31, 2013	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer